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                          WILLKIE FARR & GALLAGHER
                             One Citicorp Center
                            153 East 53rd Street
                           New York, NY 10022-4677

                            Tel. 212-821-8000
                            Fax 212-821-8111



November 1, 1996




Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607

Ladies and Gentlemen:

We have acted as counsel to Martin Marietta Materials, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"), in connection with the preparation of a registration statement on Form S-8 (Registration No. 333-______) (the "Registration Statement"), relating to the 50,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares"), issuable pursuant to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the "Plan").

We have examined copies of the Restated Articles of Incorporation and By-Laws of the Company, as amended, the Registration Statement, resolutions adopted by the Company's Board of Directors and all other records and documents relating to both the issuance of the Shares and the adoption of the Plan by the Company. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the State of New York and the federal law of the United States. As to matters governed by North Carolina law, we have relied solely upon the opinion of Robinson, Bradshaw & Hinson, P.A., a copy of which is enclosed herewith.


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Based on the foregoing, we are of the opinion that the Shares, when duly issued in accordance with the terms of the Plan, will be duly authorized and validly issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/ Willkie Farr & Gallagher



191962
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                        ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW

                         101 NORTH TRYON STREET, SUITE 1900
                       CHARLOTTE, NORTH CAROLINA  28246-1900
                             TELEPHONE (704) 377-2536
Stephen M. Lynch
(704) 377-8355
Suite 600
P.O. Drawer 12070
Rock Hill, S.C. 29731
Telephone (803) 325-2900
Fax (803) 325-2929                                     November 1, 1996


Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607

Attention:  Mr. Stephen P. Zelnak, Jr.

         Re:  Martin Marietta Materials, Inc.
              Registration Statement on Form S-8

Ladies and Gentlemen:

         We have served as North Carolina counsel to Martin Marietta Materials, Inc., a North Carolina corporation (the "Company"), and are providing this opinion letter to you at your request in connection with the preparation and filing by the Company, with the Securities and Exchange Commission, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 50,000 shares of the Company's common stock, $0.01 par value per share (the "Shares"), pursuant to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the "Plan"). A copy of this opinion letter is also being provided to Willkie Farr & Gallagher, counsel assisting you in the preparation of the Registration Statement, with the understanding that Willkie Farr & Gallagher will rely upon this opinion letter in providing its opinion to be filed as an exhibit to the Registration Statement.

         We have examined the Plan, the Registration Statement, the Restated Articles of Incorporation and bylaws of the Company, an excerpt from the minutes of a meeting of the Company's Board of Directors relating to the authorization, issuance and sale of the Shares, a certificate of an officer of the Company as to the occurrence of certain conditions to the effectiveness of the Plan and such other documents and records as we have deemed necessary in order to enable us to render this opinion.



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         Based on the foregoing, and subject to the conditions set forth below, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized and validly issued and will be fully paid and nonassessable.

         The opinions express herein are contingent upon the Company's Restated Articles of Incorporation not being further amended prior to the issuance of any Shares after the date hereof in any manner that would affect the matters addressed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Sincerely yours,

                                                     ROBINSON, BRADSHAW &
                                                     HINSON, P.A.

                                                     /s/ Stephen M. Lynch
                                                     Stephen M. Lynch

SML

cc:      Willkie Farr & Gallagher
         Attention:  Michael A. Schwartz